Exhibit 1.1

EXECUTION VERSION

CHESAPEAKE ENERGY CORPORATION

$850,000,000 7.00% Senior Notes due 2024

$400,000,000 7.50% Senior Notes due 2026

UNDERWRITING AGREEMENT

September 25, 2018

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

As Representative (the “Representative”) of the Several Underwriters (as defined below)

Ladies and Gentlemen:

1. Introductory. Chesapeake Energy Corporation, an Oklahoma corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) $850,000,000 principal amount of its 7.00% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 principal amount of its 7.50% Senior Notes due 2026 (the “2026 Notes” and, together with the 2024 Notes, the “Offered Securities”). The Offered Securities will be unconditionally guaranteed on a senior unsecured basis (the “Guarantees”) by each subsidiary of the Company named in Schedule B hereto (collectively, the “Subsidiary Guarantors”), and subject to certain exceptions, by subsequently acquired domestic subsidiaries of the Company in accordance with the terms of the Indentures (as defined below). The 2024 Notes are to be issued under an indenture dated as of April 24, 2014 (the “Base Indenture”), among the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”), as previously supplemented and as supplemented by the eighth supplemental indenture, dated September 27, 2018, among the Company, the Subsidiary Guarantors and the Trustee (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “2024 Notes Indenture”). The 2026 Notes are to be issued under the Base Indenture, as previously supplemented and as supplemented by the ninth supplemental indenture, dated September 27, 2018, among the Company, the Subsidiary Guarantors and the Trustee (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “2026 Notes Indenture”). The Eighth Supplemental Indenture and the Ninth Supplemental Indenture are collectively referred to herein as the “Supplemental Indentures.” The 2024 Notes Indenture and the 2026 Notes Indenture are collectively referred to herein as the “Indentures.” References to the “Offered Securities” shall include the Guarantees, unless the context otherwise requires.

2. Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and each Subsidiary Guarantor, jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(i) A registration statement (No. 333-219649) including all materials incorporated by reference therein and a base prospectus, relating to the Offered Securities, has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. Such registration statement as amended to the date of this Agreement, including all materials incorporated by reference therein and any prospectus or prospectus supplement deemed or retroactively deemed to be part thereof that has not been superseded or modified, is hereinafter referred to as the “Registration Statement”. “Registration Statement” without reference to a time means the Registration Statement as of the date and time of its filing and effectiveness which time shall be considered the “effective date” of the Registration Statement. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B (“Rule 430B”) under the Securities Act of 1933, as amended (the “Act”) shall be considered to be included in the Registration Statement as of the time specified in Rule 430B. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any base prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act. “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its form being specified in Schedule C to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means 6:15 p.m. (Eastern time) on the date of this Agreement. Any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission (the “Rules and Regulations”) on or after the initial effective date of the Registration Statement, or the date of such Prospectus or Issuer Free Writing Prospectus, as the case may be, and deemed to be incorporated by reference therein.

(ii) On its effective date, the Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement and on the Closing Date (as defined herein), the Registration Statement and the Prospectus conform or will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents include or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by an Underwriter, if any, specifically for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 8(ii) hereof. The documents incorporated by reference in the Prospectus (the “Company Filed Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations and when read together with the other information in the General Disclosure Package (as defined herein) did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading.

(iii) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Act, that initially became effective within three years of the date of this Agreement, and as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act). If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, file a new automatic shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(iv) The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to use of the automatic shelf registration statement form. If at any time when Offered Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Offered Securities in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the registration statement relating to the Offered Securities shall include such new registration statement or post-effective amendment, as the case may be.

(v) The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(vi) (i) At the time of filing the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor described in paragraphs (i) through (iv) of Section 15(b)(4)(B) of the Exchange Act or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(vii) As of the Applicable Time and at all subsequent times through the completion of the public offer and sale of the Offered Securities, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the information set out in Schedule C hereto all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, nor (iii) any “road show” (as defined in Rule 433 under the Act) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), when taken together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 8(ii) hereof.

(viii) Each Issuer Free Writing Prospectus and Non-Prospectus Road Show, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict in any material respect with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus or a Non-Prospectus Road Show there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Non-Prospectus Road Show conflicted or would conflict in any material respect with the information then contained in the Registration Statement or included or would, when taken together with the General Disclosure Package, include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or Non-Prospectus Road Show to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus or Non-Prospectus Road Show in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by an Underwriter consists of the information described as such in Section 8(ii) hereof.

(ix) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Oklahoma, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(x) Each subsidiary of the Company has been duly organized and is in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or similar equity interests of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, except as otherwise disclosed in the General Disclosure Package, the capital stock or similar equity interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(xi) The Base Indenture has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor; the Supplemental Indentures have been duly authorized by the Company and each Subsidiary Guarantor; the Guarantees have been duly authorized by each Subsidiary Guarantor; the Offered Securities have been duly authorized by the Company; when the Offered Securities are delivered and paid for in accordance with this Agreement on the Closing Date, the Supplemental Indentures will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the General Disclosure Package and the Base Indenture constitutes, and the Supplemental Indentures and, in the case of the Company, such Offered Securities, and in the case of the Subsidiary Guarantors, such Guarantees, will constitute valid and legally binding obligations of the Company and each Subsidiary Guarantor, as applicable, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Offered Securities.

(xiii) No consent, approval, authorization, filing with or order of any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as (i) have been obtained or made by the Company and the Subsidiary Guarantors and are in full force and effect and (ii) may be required by applicable securities laws of the several states of the United States with respect to the Offered Securities.

(xiv) None of the execution, delivery and performance of this Agreement and the Indentures, the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof and thereof, will result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (iii) the charter or by-laws (or similar organizational documents) of the Company or any such subsidiary, except, in the case of clause (ii) of this Section 2(xiv), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiary Guarantors have full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(xv) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor.

(xvi) Except as otherwise disclosed in the General Disclosure Package, each of the Company and its subsidiaries has (i) good and defensible title to its oil and gas properties, (ii) good and marketable title to all other real property owned by it to the extent necessary to carry on its business, (iii) good and marketable title to all personal property owned by it, and (iv) good and defensible title to the easements, leases and subleases material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects that materially affect the value of the properties of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties, by the Company and its subsidiaries, considered as one enterprise.

(xvii) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xviii) No labor dispute with the employees of the Company or any subsidiary thereof exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xix) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(xx) Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws which violation, contamination, liability or claim would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxi) Except as otherwise disclosed in the General Disclosure Package, there are no pending actions, suits, governmental or regulatory inquiries or investigations, or other proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or any Subsidiary Guarantor to perform its obligations under this Agreement or the Indentures, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits, inquiries, investigations or proceedings are, to the Company’s knowledge, threatened or contemplated.

(xxii) The financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis except, in the case of interim financial statements, for normal year-end adjustments and the absence of certain footnote disclosures and except for any changes in such generally accepted accounting principles as are described in the footnotes to such financial statements. The pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the General Disclosure Package, if any, has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable.

(xxiii) Except as otherwise disclosed in the General Disclosure Package, since the date of the latest audited financial statements incorporated by reference in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, other than dividends paid on preferred stock in accordance with the Company’s charter.

(xxiv) None of the Company and the Subsidiary Guarantors is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(xxv) The Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) System.

(xxvi) The statistical and market related data and forward looking statements included in the General Disclosure Package and any Limited Use Issuer Free Writing Prospectus, are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represents its good faith estimates that are made on the basis of data derived from such sources.

(xxvii) Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended) or any complete or partial withdrawal liability (within the meaning of Sections 4203 and 4205 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), respectively), with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each of its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(xxviii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and, except as disclosed in the General Disclosure Package, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company makes and keeps accurate books and records and maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) to provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to its financial assets is permitted only in accordance with management’s general or specific authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language incorporated or included in the Registration Statement, the General Disclosure Package and the Prospectus is, in all material respects, prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company made available to the Underwriters or their counsel for review true and complete copies of all minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(xxix) Except as disclosed in the General Disclosure Package and the Registration Statement, (i) all stock options granted under any stock option plan of the Company (the “Stock Plans”) have been granted in compliance with the terms of applicable law and the applicable Stock Plans and (ii) the Company has properly accounted for all stock options granted under the Stock Plans in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

(xxx) The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.

(xxxi) The Company has been informed of the existence of the United Kingdom Financial Services Authority stabilizing guidance contained in Section MAR 2, Ann 2G of the Handbook of rules and guidance issued by the Financial Services Authority; and none of the Company or any Subsidiary Guarantor has taken any action or omitted to take any action (such as issuing any press release relating to any Offered Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided under the Financial Services and Markets Act 2000 (“FSMA”).

(xxxii) Neither the Company nor any of the Subsidiary Guarantors has distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Offered Securities, will not distribute any material in connection with the offering and sale of the Offered Securities other than the General Disclosure Package, the Prospectus or other materials, if any, permitted by the Act and FSMA (or regulations promulgated pursuant to the Act or FSMA) and approved by the parties to this Agreement.

(xxxiii) The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxxiv) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has taken any action, directly or indirectly, that would violate the Foreign Corrupt Practices Act of 1977.

(xxxv) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvi) Neither the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity currently subject to sanctions administered by OFAC.

In addition, any certificate signed by any officer of the Company or any of the Subsidiary Guarantors and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed to be a representation and warranty by the Company or such Subsidiary Guarantor, as to matters covered thereby, to each Underwriter.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Offered Securities set forth opposite the names of the several Underwriters in Schedule A hereto (which shall be in minimum denominations of $2,000 and an integral multiple of $1,000 in excess thereof) at a purchase price of (i) in the case of the 2024 Notes, 99.00% of the principal amount of the 2024 Notes, plus accrued and unpaid interest, if any, from September 27, 2018 to the Closing Date (as hereinafter defined) and (ii) in the case of the 2026 Notes, 99.00% of the principal amount of the 2026 Notes, plus accrued and unpaid interest, if any, from September 27, 2018 to the Closing Date.

The Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the General Disclosure Package. Payment for the Offered Securities shall be made by the Underwriters in federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of Chesapeake Energy Corporation at the office of Cravath, Swaine & Moore LLP at 10:00 A.M. (New York time), on September 27, 2018 or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Date,” against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for checking at the above office at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(i) The Company has filed or will file each Statutory Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will also prepare a final term sheet, containing solely the terms of the Offered Securities, substantially in the form set out in Schedule C, and file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule and file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(ii) The Company will advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus and will not effect any such amendment or supplement if the Underwriters reasonably object thereto; and the Company will also advise the Underwriters promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered (whether physically or through compliance with Rule 172 under the Act) in connection with sales by the Underwriters or any dealer, any event occurs as a result of which the Prospectus, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the Act, the Company promptly will notify the Underwriters of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv) As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Offered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement and (iii) the date of the Company’s most recent Annual Report on Form 10-K filed with the Commission prior to the date of this Agreement, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(v) The Company will furnish to the Underwriters copies of the Registration Statement in the form it became effective (including all exhibits) and of all amendments thereto, any related preliminary prospectus, any related preliminary prospectus supplement, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by the Underwriters or any dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriters request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that none of the Company or the Subsidiary Guarantors will be required to qualify as a foreign entity or to file a general consent to service of process in any such state.

(vii) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indentures, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and the preparing, printing and distributing of any Issuer Free Writing Prospectuses to investors or prospective investors; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities; and (vi) expenses incurred in distributing the preliminary prospectuses, preliminary prospectus supplements and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

(viii) For a period of 60 days after the date of this Agreement, the Company will not offer, sell, contract to sell or otherwise distribute any notes, any security convertible into or exchangeable into or exercisable for notes or any other debt securities substantially similar to the Offered Securities (except for the Offered Securities issued pursuant to this Agreement), without the prior written consent of the Representative.

(ix) Before using, authorizing, approving or referring to any written communication that constitutes an offer to sell or a solicitation to buy the Offered Securities (other than the General Disclosure Package), the Company will furnish to the Underwriters and counsel for the Underwriters a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(x) The Company will apply the net proceeds of the offering and the sale of the Offered Securities in a manner consistent with the description contained in the General Disclosure Package under the caption “Use of Proceeds.”

6. Free Writing Prospectuses. The Company represents and agrees that (other than the final term sheet prepared and filed pursuant to Section 5(i) hereto), unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that (other than one or more term sheets relating to the Offered Securities containing customary information and conveyed to purchasers of Offered Securities), unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The

Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and each Subsidiary Guarantor herein, to the accuracy of the statements of officers of the Company and each Subsidiary Guarantor made pursuant to the provisions hereof, to the performance by the Company and each Subsidiary Guarantor of its obligations hereunder and to the following additional conditions precedent:

(i) The Underwriters shall have received a letter, dated on or prior to the date of this Agreement, of PricewaterhouseCoopers LLP, independent public accountants for the Company, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, which comfort letter shall address, without limitation, the various financial disclosures, if any, set forth in the Registration Statement and the General Disclosure Package.

(ii) The Prospectus shall have been filed with the Commission in accordance with the Act and Section 5(i) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof or notice objecting to its use pursuant to Rule 401(g)(2) shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

(iii) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities pursuant to this Agreement; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities pursuant to this Agreement.

(iv) Baker Botts L.L.P., counsel to the Company, shall have furnished to the Representative, as of the Closing Date, its opinion, dated the Closing Date, substantially to the effect set forth in Exhibit A. In rendering such opinion, Baker Botts L.L.P. may rely (i) as to the incorporation of the Company and all other matters governed by Oklahoma law upon the opinion of Derrick & Briggs, L.L.P.

(v) On the Closing Date, the Representative shall have received, in form and substance reasonably satisfactory to them, the favorable opinion of Derrick & Briggs, L.L.P., counsel to the Company and certain of the Subsidiary Guarantors, dated the Closing Date, substantially to the effect set forth in Exhibit B.

(vi) The Underwriters shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Offered Securities delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by Oklahoma law upon the opinion of Derrick & Briggs, L.L.P. referred to above.

(vii) The Underwriters shall have received a certificate, dated the Closing Date, of the Chief Financial Officer, Treasurer or any Vice President of the Company in which such officers acting in such capacity (and not individually), shall state that the representations and warranties of the Company in this Agreement are true and correct as if made on and as of such date, that the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof or notice objecting to its use pursuant to Rule 401(g)(2) has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date as of which information is given in the General Disclosure Package (as amended or supplemented), as of the date of such certificate, there has not been any change in such information that would have a Material Adverse Effect, except as set forth in or contemplated by the Registration Statement and the General Disclosure Package or as described in such certificate.

(viii) The Underwriters shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (i) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

(ix) The Underwriters shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Company, certified as of a recent date by the Secretary of State of the State of Oklahoma, (ii) a certificate of good standing for the Company, dated as of a recent date, from such Secretary of State and (iii) a certificate, dated as of a recent date, of the Secretary of State of each state in which the Company is qualified to do business as a foreign corporation under the laws of such state.

(x) The Underwriters shall have received (i) a copy of the certificate or articles of incorporation (or similar organizational document), including all amendments thereto, of the Subsidiary Guarantors, certified as of a recent date by the Secretary of State of the state in which such subsidiary is organized, (ii) a certificate of good standing for each such subsidiary of the Company, certified as of a recent date by the Secretary of State of the state in which such subsidiary is organized, and (iii) a certificate, dated as of a recent date, of the Secretary of State of each state in which each such subsidiary is qualified to do business as a foreign corporation (or similar entity) under the laws of each such state.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Representative may in its sole discretion waive, on behalf of the Underwriters, compliance with any conditions to the obligations of any Underwriter hereunder.

8. Indemnification and Contribution. (i) Each of the Company and the Subsidiary Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter, its affiliates and their respective partners, members, directors, officers, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

Registration Statement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, any related preliminary prospectus or preliminary prospectus supplement, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Non-Prospectus Road Show, or arise out of or are based upon, with respect to the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or, with respect to the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any amendment or supplement thereto, any related preliminary prospectus or preliminary prospectus supplement, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Non-Prospectus Road Show, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(ii) below.

(ii) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, any related preliminary prospectus or preliminary prospectus supplement, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Non-Prospectus Road Show, or arise out of or are based upon, with respect to the Registration Statement, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or, with respect to any Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, any related preliminary prospectus or preliminary prospectus supplement, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Non-Prospectus Road Show, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information in the Prospectus: paragraphs 5, 6 and 7 under the caption “Underwriting”. The Company and the Underwriters acknowledge that no information has been furnished to the Company by an Underwriter for use in any Non-Prospectus Road Show.

(iii) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 8(i) or 8(ii) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party will not relieve it from any liability which it may have under Section 8(i) or 8(ii) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under Section 8(i) or 8(ii) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if such indemnified party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), the reasonable fees and expenses of such indemnified party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any indemnified party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(iv) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(i) or 8(ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(i) or 8(ii) above (x) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other from the offering of the Offered Securities or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 8(iv). Notwithstanding the provisions of this Section 8(iv), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.

(v) The obligations of the Company and the Subsidiary Guarantors under this Section 8 shall be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this

Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Subsidiary Guarantors or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Subsidiary Guarantors and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or as a result of the failure of the condition in Section 7(iii) in connection with the occurrence of any event specified in clause (iii), (iv) (other than any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market), (v), (vi) or (vii) of Section 7(iii), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Research Independence. In addition, the Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriters’ investment banking divisions. The Company acknowledges that the Underwriters are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. No Fiduciary Duty. Each of the Company and the Subsidiary Guarantors acknowledges and agrees that in connection with this offering, the sale of the Offered Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, the Subsidiary Guarantors and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company or the Subsidiary Guarantors, including, without limitation, with respect to the determination of the public offering price of the Offered Securities, and such relationship between the Company and the Subsidiary Guarantors, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company and the Subsidiary Guarantors shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors hereby waives any claims that it may have against the Underwriters with respect to any breach of fiduciary duty in connection with the offering.

13. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, care of Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, attention of Registration Department, with a copy to Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (fax: (212) 474-3700), Attention: Stephen Burns, Esq. or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Chesapeake Energy Corporation, 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, Attention: Corporate Secretary.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder. The Representative will act for the several Underwriters in connection with this purchase and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. The Company and each Subsidiary Guarantor hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Each of the Underwriters, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each Subsidiary Guarantor waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Company, each Subsidiary Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Domenic J. Dell’Osso, Jr.
	Name:	Domenic J. Dell’Osso, Jr.
	Title:	Executive Vice President and Chief Financial Officer

SUBSIDIARY GUARANTORS:

CHESAPEAKE ENERGY LOUISIANA CORPORATION,

CHESAPEAKE ENERGY MARKETING, L.L.C.,

CHESAPEAKE E&P HOLDING, L.L.C.,

CHESAPEAKE NG VENTURES CORPORATION,

CHESAPEAKE OPERATING, L.L.C.,

CHESAPEAKE PLAINS, LLC,

CHK ENERGY HOLDINGS, INC.,

SPARKS DRIVE SWD, INC.,

WINTER MOON ENERGY CORPORATION,

CHESAPEAKE AEZ EXPLORATION, L.L.C.,

CHESAPEAKE APPALACHIA, L.L.C.,

CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.,

CHESAPEAKE EXPLORATION, L.L.C.,

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.,

CHESAPEAKE MIDSTREAM DEVELOPMENT, L.L.C.,

CHESAPEAKE ROYALTY, L.L.C.,

CHESAPEAKE VRT, L.L.C.,

CHK UTICA, L.L.C.,

COMPASS MANUFACTURING, L.L.C.,

EMLP, L.L.C.,

EMPRESS, L.L.C.,

GSF, L.L.C.,

MC LOUISIANA MINERALS, L.L.C.,

MC MINERAL COMPANY, L.L.C.,

MIDCON COMPRESSION, L.L.C.,

NOMAC SERVICES, L.L.C.,

NORTHERN MICHIGAN EXPLORATION COMPANY, L.L.C.,

CHESAPEAKE LOUISIANA, L.P.,

By: Chesapeake Operating, L.L.C., its General Partner

EMPRESS LOUISIANA PROPERTIES, L.P.

By: EMLP, L.L.C., its General Partner

By:	/s/ Domenic J. Dell’Osso, Jr.
Name: Domenic J. Dell’Osso, Jr.
Title: Executive Vice President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

Acting on behalf of itself and as the Representative of the several Underwriters.

GOLDMAN SACHS & CO. LLC

By:	/s/ Douglas Buffone
Name: Douglas Buffone
Title: Managing Director

SCHEDULE A

Underwriter	Principal Amount of 2024 Notes	Principal Amount of 2026 Notes
Goldman Sachs & Co. LLC	$212,500,000	$100,000,000
J.P. Morgan Securities LLC	$76,500,000	$36,000,000
Wells Fargo Securities, LLC	$76,500,000	$36,000,000
MUFG Securities Americas Inc.	$59,500,000	$28,000,000
ABN AMRO Securities (USA) LLC	$42,500,000	$20,000,000
BMO Capital Markets Corp.	$42,500,000	$20,000,000
Citigroup Global Markets Inc.	$42,500,000	$20,000,000
Credit Agricole Securities (USA) Inc.	$42,500,000	$20,000,000
DNB Markets, Inc.	$42,500,000	$20,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$42,500,000	$20,000,000
Mizuho Securities USA LLC	$42,500,000	$20,000,000
Morgan Stanley & Co. LLC	$42,500,000	$20,000,000
Natixis Securities Americas LLC	$42,500,000	$20,000,000
RBC Capital Markets, LLC	$42,500,000	$20,000,000

Total	$850,000,000	$400,000,000

SCHEDULE B

SUBSIDIARY GUARANTORS

Chesapeake Energy Louisiana Corporation

Chesapeake Energy Marketing, L.L.C.

Chesapeake E&P Holding, L.L.C.

Chesapeake NG Ventures Corporation

Chesapeake Operating, L.L.C.

Chesapeake Plains, LLC

CHK Energy Holdings, Inc.

Sparks Drive SWD, Inc.

Winter Moon Energy Corporation

Chesapeake AEZ Exploration, L.L.C.

Chesapeake Appalachia, L.L.C.

Chesapeake-Clements Acquisition, L.L.C.

Chesapeake Exploration, L.L.C.

Chesapeake Land Development Company, L.L.C.

Chesapeake Midstream Development, L.L.C.

Chesapeake Royalty, L.L.C.

Chesapeake VRT, L.L.C.

CHK Utica, L.L.C.

Compass Manufacturing, L.L.C.

EMLP, L.L.C.

Empress, L.L.C.

GSF, L.L.C.

MC Louisiana Minerals, L.L.C.

MC Mineral Company, L.L.C.

Midcon Compression, L.L.C.

Nomac Services, L.L.C.

Northern Michigan Exploration Company, L.L.C.

Chesapeake Louisiana, L.P.

Empress Louisiana Properties, L.P.

SCHEDULE C

1.	Form of Pricing Term Sheet attached as Schedule D hereto.

SCHEDULE D

FORM OF TERM SHEET

Filed Pursuant to Rule 433

Registration No. 333-219649

Pricing Term Sheet

September 25, 2018

Chesapeake Energy Corporation

$850,000,000 aggregate principal amount of 7.00% Senior Notes due 2024

$400,000,000 aggregate principal amount of 7.50% Senior Notes due 2026

The information in this pricing term sheet supplements Chesapeake Energy Corporation’s preliminary prospectus supplement, dated September 25, 2018 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	Chesapeake Energy Corporation
Aggregate principal amount offered:	$850,000,000 principal amount 7.00% Senior Notes due 2024 (the “2024 Notes”) $400,000,000 principal amount 7.50% Senior Notes due 2026 (the “2026 Notes”)
Ranking:	Senior unsecured
Coupon:	2024 Notes: 7.00% 2026 Notes: 7.50%
Maturity:	2024 Notes: October 1, 2024 2026 Notes: October 1, 2026
Price to public:	2024 Notes: 100.00% of principal amount plus accrued interest, if any, from September 27, 2018 2026 Notes: 100.00% of principal amount plus accrued interest, if any, from September 27, 2018
Gross Proceeds to Issuer:	2024 Notes: $850,000,000 2026 Notes: $400,000,000
Yield to Maturity:	2024 Notes: 7.00% 2026 Notes: 7.50%
Spread to Benchmark Treasury:	2024 Notes: +396 bps 2026 Notes: +441 bps
Benchmark Treasury:	2024 Notes: 2.25% UST due October 31, 2024 2026 Notes: 2.00% UST due November 15, 2026
Gross Spread:	2024 Notes: 1.00% of principal amount of 2024 Notes 2026 Notes: 1.00% of principal amount of 2026 Notes
Interest payment dates:	2024 Notes: April 1 and October 1 of each year, commencing April 1, 2019 2026 Notes: April 1 and October 1 of each year, commencing April 1, 2019
Record dates:	2024 Notes: March 15 and September 15 2026 Notes: March 15 and September 15

Equity clawback:

2024 Notes: Up to 35% of the aggregate principal amount of 2024 Notes at 107.000% prior to April 1, 2021

2026 Notes: Up to 35% of the aggregate principal amount of 2026 Notes at 107.500% prior to October 1, 2021

Optional redemption:	2024 Notes: Make-whole call @ T+50 basis points at any time prior to April 1, 2021, plus accrued and unpaid interest to the redemption date, then:

	On or after: April 1, 2021 April 1, 2022 April 1, 2023 and thereafter	Price: 103.500% 101.750% 100.000%
2026 Notes: Make-whole call @ T+50 basis points at any time prior to October 1, 2021, plus accrued and unpaid interest to the redemption date, then:
	On or after:	Price:
	October 1, 2021	103.750%
	October 1, 2022	101.875%
	October 1, 2023 and thereafter	100.000%
Joint Book-Running Managers:	Goldman Sachs & Co. LLC J.P. Morgan Wells Fargo Securities MUFG
Senior Co-Managers:	ABN AMRO BMO Capital Markets BofA Merrill Lynch Citigroup Credit Agricole CIB DNB Markets Mizuho Securities Morgan Stanley Natixis RBC Capital Markets
Trade date:	September 25, 2018
Settlement date:	September 27, 2018 (T+2)
CUSIP:	2024 Notes: 165167DA2 2026 Notes: 165167DB0
ISIN:	2024 Notes: US165167DA21 2026 Notes: US165167DB04

The Issuer has filed a registration statement (including a prospectus), which became effective on August 3, 2017, and a preliminary prospectus supplement, dated September 25, 2018, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC, including the preliminary prospectus supplement, for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by calling Goldman Sachs & Co. LLC at (866) 471-2526, J.P. Morgan Securities LLC at (866) 803-9204, Wells Fargo Securities, LLC at (800) 645-3751 or MUFG Securities Americas Inc. at (877) 649-6848.

EXHIBIT A

FORM OF OPINION OF BAKER BOTTS LLP

EXHIBIT B

FORM OF OPINION OF DERRICK & BRIGGS, LLP